Investor update May 26, 2020 Coastal Virginia Offshore Wind (CVOW) pilot project foundation installation (May 2020)

Important note to investors This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding Dominion Energy. The statements relate to, among other things, expectations, estimates and projections concerning the business and operations of Dominion Energy. We have used the words "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "plan", “outlook”, "predict", "project", “should”, “strategy”, “target”, "will“, “potential” and similar terms and phrases to identify forward-looking statements in this presentation. As outlined in our SEC filings, factors that could cause actual results to differ include, but are not limited to: unusual weather conditions and their effect on energy sales to customers and energy commodity prices; extreme weather events and other natural disasters; extraordinary external events, such as the current pandemic health event resulting from COVID-19; federal, state and local legislative and regulatory developments; changes to federal, state and local environmental laws and regulations, including proposed carbon regulations; cost of environmental compliance; changes in enforcement practices of regulators relating to environmental standards and litigation exposure for remedial activities; capital market conditions, including the availability of credit and the ability to obtain financing on reasonable terms; fluctuations in interest rates; changes in rating agency requirements or credit ratings and their effect on availability and cost of capital; impacts of acquisitions, divestitures, transfers of assets by Dominion Energy to joint ventures, and retirements of assets based on asset portfolio reviews; receipt of approvals for, and timing of, closing dates for acquisitions and divestitures; changes in demand for Dominion Energy’s services; additional competition in Dominion Energy’s industries; changes to regulated rates collected by Dominion Energy; changes in operating, maintenance and construction costs; timing and receipt of regulatory approvals necessary for planned construction or expansion projects and compliance with conditions associated with such regulatory approvals; adverse outcomes in litigation matters or regulatory proceedings;  and the inability to complete planned construction projects within time frames initially anticipated. Other risk factors are detailed from time to time in Dominion Energy’s quarterly reports on Form 10-Q and most recent annual report on Form 10-K filed with the Securities and Exchange Commission. The information in this presentation was prepared as of May 26, 2020. Dominion Energy undertakes no obligation to update any forward-looking information statement to reflect developments after the statement is made. Projections or forecasts shown in this document are based on the assumptions listed in this document and are subject to change at any time. In addition, certain information presented in this document incorporates planned capital expenditures reviewed and endorsed by Dominion Energy’s Board of Directors. Actual capital expenditures may be subject to regulatory and/or Board of Directors’ approval and may vary from these estimates. This presentation shall not constitute an offer to sell or the solicitation of an offer to buy securities. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the requirements of the Securities Act of 1933, as amended.  This presentation has been prepared primarily for security analysts and investors in the hope that it will serve as a convenient and useful reference document. The format of this document may change in the future as we continue to try to meet the needs of security analysts and investors. This document is not intended for use in connection with any sale, offer to sell, or solicitation of any offer to buy securities. Please continue to regularly check Dominion Energy’s website at www.dominionenergy.com/investors.

Dom Zone weather-normalized load Daily electric sales volume vs. 2018/19 average (through May 25) Note: Dominion Energy Virginia service territory comprises approximately 87% of Dom Zone; Munis, co-ops, other entities comprise the remainder Mar 23: VA Governor issues closure of schools and non-essential businesses; bans gatherings over 10 people Mar 11: Pandemic declared Daily 7-day rolling average May 15: Partial re-opening commences vs. 2018/19 average March April Q2 (to date) +0.2% +0.6% +0.1%

DESC weather-normalized load Daily electric sales volume vs. 2018/19 average (through May 25) Mar 31: Closure of non-essential businesses Mar 11: Pandemic declared Daily 7-day rolling average May 4: Partial re-opening commences vs. 2018/19 average March April Q2 (to date) (1.2%) (9.6%) (7.6%)